UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2009

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment and Restatement of the CONSOL Energy Inc. Equity Incentive Plan

On April 28, 2009, the stockholders of CONSOL Energy Inc. (the “Company”), at the 2009 Annual Meeting of Stockholders, approved the amendment and restatement of the Company’s Equity Incentive Plan (the “Plan”) to, among other things, increase the number of shares authorized for issuance thereunder from 18,200,000 to 23,800,000. A summary description of the Plan follows:

The Plan is administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”), which has delegated the day-to-day ministerial aspects of the Plan to the Company’s officers. The Compensation Committee grants awards under the Plan and, in the case of awards to non-employee directors on the Board and the Chief Executive Officer, such awards are subject to ratification and approval by the Board. The employees and directors of the Company and its affiliates are eligible to receive awards under the Plan.

The Plan consists of the following components: stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (cash and equity), deferred stock units and other stock-based awards. The Plan provides that the aggregate number of shares available for issuance under the Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that such aggregate number of shares will be reduced by 1.44 shares for awards granted after April 28, 2009 for each share issued in settlement of a “full-value award” granted after April 28, 2009 (e.g., any award under the Plan pursuant to which shares, other than a stock option or stock appreciation right, may be issued). If any shares of common stock covered by or related to an award granted under the Plan are forfeited, or if such an award is settled for cash, otherwise terminated or canceled without the delivery of shares of common stock, then the shares covered by or related to such award, or the number of shares otherwise counted against the aggregate number of shares of common stock with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become shares with respect to which awards may be granted; provided, however, that shares (i) delivered in payment of the exercise price of an option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an option or stock appreciation right, will not become available again for issuance under the Plan. Awards granted under the Plan may provide for the payment of dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis. Except to the extent provided in an award agreement, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, except by will or the laws of descent and distribution.

The total number of shares which may be issued under the Plan with respect to stock options is 23,800,000. Subject to certain anti-dilution adjustments described below, (i) the maximum number of shares with respect to which awards may be granted to any participant during a calendar year is 2,000,000 shares, and (ii) the maximum annual number of shares in respect of which restricted stock awards, restricted stock units, performance awards, and other stock-based awards may be granted under the Plan to any participant is 650,000 shares. The maximum annual amount of any award settled for cash with respect to any participant is $2,000,000.

In the event that the Company engages in a transaction constituting a “change in control,” the Compensation Committee will have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding awards and the termination of restrictions on shares. As part of any agreement in connection with a “change in control,” the Compensation Committee may also negotiate terms providing protection for participants, including, the assumption of any awards outstanding under the Plan or the substitution of similar awards for those awards outstanding under the Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Plan, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan, any award agreement or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, or termination will:

•

be made without shareholder approval if such amendment, alteration, suspension, discontinuation or termination would constitute a repricing of an option or a stock-settled stock appreciation right under applicable listing standards or if such approval is necessary to comply with tax or regulatory requirements; or

•	be made without the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award; or

•

accelerate the vesting or exercisability of any awards other than in connection with a participant’s death, disability, retirement or a change in control or other transaction described in the Plan; provided, however, that this limitation will not apply to (i) awards for up to five percent of the aggregate number of shares authorized for issuance under the Plan or (ii) any performance award the payment of which remains contingent on the attainment of performance goal(s).

Notwithstanding the foregoing or any provision of the Plan or an award agreement to the contrary, the Compensation Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the Plan or an award agreement to the extent necessary to conform the provisions of the Plan and/or the award agreement with Section 162(m), Section 409A or any other provision of the Federal income tax laws, regardless of whether such modification, amendment or termination of the Plan and/or award agreement shall adversely affect the rights of a participant, and to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding, the Compensation Committee may not amend Section 10 (Eligible Directors) of the Plan without the consent of the Board or Section 2(a) of the Plan which provides that the Board must approve awards made to its non-employee directors and the Chief Executive Officer.

In the event a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board will, in an equitable manner, (i) adjust any or all of (A) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (B) the maximum number of shares subject to an award granted to a participant pursuant to Section 3(b) of the Plan, (C) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (D) the grant or exercise price with respect to any award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, in each case, that (A) with respect to awards of options no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Internal Revenue Code (the “Code”), as from time to time amended, (B) with respect to any award no such adjustment may be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board, and (C) with respect to any award subject to Section 409A, no such adjustment may be authorized to the extent that such authority would cause the Plan to fail to comply with, or qualify for, an exception to Section 409A of the Code.

The above description is qualified in its entirety by a copy of the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	CONSOL Energy Inc. Equity Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: May 1, 2009

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	CONSOL Energy Inc. Equity Incentive Plan, as Amended and Restated.